Exhibit 99.2

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Press Contact:
Anna McGrath
W. P. Carey Inc.
212-492-1166
amcgrath@wpcarey.com

W. P. Carey Inc. Announces Pricing of Public Offering of Common Stock

New York, NY – August 9, 2021 - W. P. Carey Inc. (the “Company”) (NYSE: WPC) announced today the pricing of an underwritten public offering of an aggregate of 4,500,000 shares of common stock, offered on a forward basis in connection with the forward sale agreements described below, for gross proceeds of $351 million. The underwriters of the offering have been granted a 30-day option to purchase up to an additional 675,000 shares of common stock.

W. P. Carey Inc. intends to use the proceeds, if any, received upon the settlement of the forward sale agreements (and from the sale of any shares of its common stock that it may sell to the underwriters in lieu of the forward purchasers (or their affiliates) selling its common stock to the underwriters) to fund potential future investments (including acquisitions and development and redevelopment activities), to repay certain indebtedness, including amounts outstanding under its $1.8 billion unsecured revolving credit facility, and for general corporate purposes.

J.P. Morgan and Barclays acted as joint book-running managers for the offering.

In connection with the offering of shares of its common stock, the Company entered into forward sale agreements with J.P. Morgan and Barclays (or their respective affiliates), referred to in such capacities as the forward purchasers. In connection with such forward sale agreements, the forward purchasers (or their respective affiliates) are expected to borrow from third parties and to sell to the underwriters an aggregate of 4,500,000 shares of the Company’s common stock (or 5,175,000 shares if the underwriters’ option is exercised in full).

Pursuant to the terms of the forward sale agreements, and subject to its right to elect cash or net share settlement, the Company is obligated to issue and deliver, upon physical settlement of such forward sale agreements on one or more dates specified by the Company occurring no later than approximately 18 months from the date of the prospectus supplement relating to the offering, the number of shares of the Company’s common stock underlying the forward sale agreements in exchange for a cash payment per share equal to the forward sale price under the forward sale agreements. The Company expects to physically settle the forward sale agreements and receive proceeds, subject to certain adjustments, from the sale of its shares of common stock upon one or more such physical settlements within approximately 18 months from the date of the prospectus supplement relating to the offering.

A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended (the “Securities Act”). The offering is being made by means of a prospectus supplement and related base prospectus. Before making an investment in these securities, potential investors should read the prospectus supplement and the accompanying prospectus for more complete information about W. P. Carey Inc. and the offering. Potential investors may obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. Alternatively, potential investors may contact any underwriter or dealer participating in the offering, who will arrange to send them these documents: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204 and Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Barclaysprospectus@broadridge.com, (888) 603-5847.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer or sale of these securities will be made only by means of a prospectus supplement relating to the offering and the accompanying prospectus.

W. P. Carey Inc.

W. P. Carey Inc. is a diversified real estate investment trust and a leading owner of commercial real estate, net leased to companies located primarily in North America and Europe on a long-term basis.

Forward-Looking Statements

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act, and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey Inc., and may be identified by the use of words such as "may," "will," "should," "would," "assume," "outlook," "seek," "plan," "believe," "expect," "anticipate," "intend," "estimate," "forecast" and other comparable terms. These forward-looking statements represent W. P. Carey Inc.’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the companies. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others, risks associated with the offering of common stock, including whether such offering of common stock will be successful and on what terms it may be completed; the risk factors set forth in W. P. Carey Inc.'s most recent Annual Report on Form 10-K and in subsequent reports filed with the SEC; and other factors over which it has little or no control. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey Inc. does not undertake any obligation to publicly release any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.